As filed with the Securities and Exchange Commission on January 13, 2006

Registration No. 333-130878

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SuperCom Ltd.
(Exact name of registrant as specified in its charter)
Not applicable
(Translation of registrant’s name into English)

Israel	3674	52-0849948
(State or other jurisdiction of	(Primary Standard Industrial	(IRS employer
incorporation or organization)	Classification Code Number)	Identification number)

Sagid House “Hasharon Industrial Park”
P.O.B 5039,
Qadima 60920
Israel
(011) +972-9-8890800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SuperCom Inc.
2010 Corporate Ridge, Suite 700
McLean, VA 22102-7838
(703) 749-7717
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Kenneth R. Koch, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, New York 10017 (212) 935-3000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered or on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to	Aggregate Offering	Aggregate Offering	Registration
Securities to be Registered	be Registered(1)	Price Per Share(2)	Price(2)	Fee(3)(4)

Ordinary Shares, nominal value NIS 0.01	6,791,126	$0.64	$4,346,321	$465.06

(1)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the terms of our common stock purchase warrants.

(2)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on the average of the bid and asked price of the ordinary shares on January 4, 2006, which date was within five business days of the date of filing of this registration statement, as reported on the OTC Bulletin Board. The ordinary shares we are registering are expected to be sold by selling shareholders, including affiliates. We will not receive proceeds from the sale of shares by the selling shareholders.

(3)
This registration statement covers the resale of 6,791,126 ordinary shares, consisting of: 4,919,354 ordinary shares issued in connection with a private placement completed on December 9, 2005; 1,721,772 ordinary shares issuable upon the exercise of warrants having an exercise price of $0.60 per share that were issued in connection with a private placement completed on December 9, 2005; 25,000 ordinary shares issuable upon the exercise of warrants having an exercise price of $0.85 per share and 25,000 ordinary shares issuable upon the exercise of warrants having an exercise price of $0.89 per share that were issued to Goldhar Corporate Finance Ltd. as a portion of the placement agent fee , issued in connection with a private placement completed during September 2004 and a portion of the consultant’s fee, respectively; and 100,000 ordinary shares issuable upon the exercise of warrants having an exercise price of $0.85 per share that were issued to Hausman Elie as a portion of a consultant’s fee.

(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of The Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note:

This Amendment No. 1 to Form F-1 Registration Statement is being filed for the sole purpose of filing additional exhibits.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.   Exhibits and Financial Statement Schedules

(a)           Exhibits

See the Exhibit Index immediately preceding the exhibits.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Ra’anana, Israel, January 13, 2006.

SUPERCOM LTD.

By:	/s/ Avi Schechter
Name: Avi Schechter
Title: Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities indicated on January 13, 2006.

Name	Title	Date

/s/ Avi Schechter Avi Schechter	Chief Executive Officer and President (Principal Executive Officer)	January 13, 2006

/s/ Eyal Tuchman Eyal Tuchman	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 13, 2006

/s/ Eli Rozen* Eli Rozen	Chairman of the Board of Directors	January 13, 2006

/s/ Avi Landman* Avi Landman	Director	January 13, 2006

/s/ Avi Elkind* Avi Elkind	Director	January 13, 2006

/s/ Michael Brikman* Michael Brikman	Director	January 13, 2006

/s/ Daniel Spira* Daniel Spira	Director	January 13, 2006

* By: /s/ Eyal Tuchman Attorney-in-fact

EXHIBIT INDEX

No.	Description	Incorporation by Reference

3.1	Memorandum of Association.	Incorporated herein by reference from the company’s Registration Statement on Form 20-F filed on July 29, 2004(File No.: 0-50790).

3.2	Articles of Association.	Incorporated herein by reference from the company’s Registration Statement on Form 20-F filed on July 29, 2004(File No.: 0-50790).

3.3	Amendment to Articles of Association.	Incorporated herein by reference from the company’s Registration Statement on Form 20-F filed on July 29, 2004(File No.: 0-50790).

4.1	Forms of Stock Certificates Representing Ordinary Shares.	Incorporated herein by reference from the company’s Registration Statement on Form 20-F filed on July 29, 2004(File No.: 0-50790).

5.1	Form of Opinion of Yossi Avraham, Arad & Co., Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent) .	Filed herewith.

10.1	The SuperCom Ltd. 1999 Employee Stock Option Plan (As Amended and Restated in 2002).	Incorporated herein by reference from the company’s Registration Statement on Form 20-F filed on July 29, 2004.

10.1(a)	The SuperCom Ltd. 2003 Israeli Share Option Plan	Incorporated herein by reference from the company’s Registration Statement on Form S-8 filed on December 14, 2004 (File No. 333-121231).

10.2	Service Agreement between SuperCom and Avi Schechter, dated July 1, 2002.	Incorporated herein by reference from the company’s Registration Statement on Form 20-F filed on July 29, 2004(File No.: 0-50790).

10.3	Employment Agreement between SuperCom and Eyal Tuchman, dated July 1, 2002.	Incorporated herein by reference from the company’s Registration Statement on Form 20-F filed on July 29, 2004(File No.: 0-50790).

10.4	Employment Agreement between SuperCom and Eli Basson, dated July 28, 1997.	Incorporated herein by reference from the company’s Registration Statement on Form 20-F filed on July 29, 2004(File No.: 0-50790).

10.5	Service Agreement between SuperCom and Eli Rozen, dated October 1, 2001.	Incorporated herein by reference from the company’s Registration Statement on Form 20-F filed on July 29, 2004(File No.: 0-50790).

10.6	Service Agreement between SuperCom and Avi Landman, dated October 1, 2001.	Incorporated herein by reference from the company’s Registration Statement on Form 20-F filed on July 29, 2004(File No.: 0-50790).

10.7	Stock Purchase Agreement between SuperCom and Elad Ink, dated as of March 4,2002.	Incorporated herein by reference from the company’s Registration Statement on Form 20-F filed on July 29, 2004(File No.: 0-50790).

10.8	Stock Purchase Agreement between SuperCom and ICTS BV, dated as of April 29, 2002.	Incorporated herein by reference from the company’s Registration Statement on Form 20-F filed on July 29, 2004(File No.: 0-50790).

10.9	Stock Purchase Agreement between SuperCom and ICTS-USA, Inc., dated as of September 27, 2002.	Incorporated herein by reference from the company’s Registration Statement on Form 20-F filed on July 29, 2004(File No.: 0-50790).

21.1	Subsidiaries of registrant.	Incorporated herein by reference from the company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2004.

23.1	Consent of Yossi Avraham, Arad & Co., Israeli counsel to the Registrant (included in Exhibit 5.1)	Filed herewith.

23.2	Consent of Fahn Kanne & Company	Previously filed.

23.3	Consent of BDO McCabe Lo & Company	Previously filed.

24.1	Powers of Attorney (included on signature page)	Previously filed.